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EXHIBIT 1.3

THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE IN ACCEPTING THE OFFER BY YAMANA GOLD INC. FOR ALL OUTSTANDING COMMON SHARES (INCLUDING THE ASSOCIATED RIGHTS UNDER THE SHAREHOLDER RIGHTS PLAN) OF MERIDIAN GOLD INC.

NOTICE OF GUARANTEED DELIVERY
For Deposit of Shares
of
MERIDIAN GOLD INC.
pursuant to the Offer dated July 19, 2007 made by
YAMANA GOLD INC.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 8:00 P.M. (TORONTO TIME) ON AUGUST 27, 2007, UNLESS EXTENDED OR WITHDRAWN.

USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT YOUR SHARE CERTIFICATES ARE NOT IMMEDIATELY AVAILABLE OR YOU ARE NOT ABLE TO DELIVER YOUR SHARE CERTIFICATES TO THE DEPOSITARY BEFORE THE EXPIRY TIME

        This Notice of Guaranteed Delivery (the "Notice of Guaranteed Delivery") must be used to accept the offer dated July 19, 2007 (the "Offer") of Yamana Gold Inc. (the "Offeror") to purchase all of the outstanding common shares (the "Meridian Common Shares") of Meridian Inc. ("Meridian"), which includes common shares that may become outstanding after the date of the Offer but before the time of expiry of the Offer upon exercise of options or other securities of Meridian that are exercisable for common shares, together with the associated rights (the "SRP Rights", a Meridian Common Share with the associated SRP Right, a "Share") issued under the Shareholder Rights Plan of Meridian if (i) certificate(s) representing the Shares to be deposited are not immediately available, or (ii) the holder of the Shares (the "Shareholder") is not able to deliver the certificate(s) and all other required documents to the Depositary before the Expiry Time (as defined in the Offer). This Notice of Guaranteed Delivery must be delivered by hand or courier or transmitted by facsimile or mailed to the Depositary at its office in Toronto, Ontario listed in this Notice of Guaranteed Delivery.

        The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer and Circular dated July 19, 2007 relating to the Offer have the meanings ascribed to them in the Offer and Circular. Unless otherwise indicated, all references to "$" or "dollars" in this Notice of Guaranteed Delivery refer to Canadian dollars.

        Shareholders will receive 2.235 Common Shares of the Offeror (the "Yamana Common Shares") and $3.15 in cash for each Share deposited.

        No fractional Yamana Common Shares will be issued pursuant to the Offer. Where the aggregate number of Yamana Common Shares to be issued to a Shareholder would result in a fraction of a Yamana Common Share being issuable, the number of Yamana Common Shares to be received by such Shareholder will either be rounded up (if the fractional interest is 0.5 or more) or down (if the fractional interest is less than 0.5) to the nearest whole number.

        A Shareholder who is an "Eligible Holder" (as defined in the Offer and Circular) and who wishes to elect the "Rollover Option" (as defined in the Offer and Circular) in the Letter of Transmittal may make a joint tax election with the Offeror in order to obtain a full or partial tax-deferred rollover for Canadian federal income tax purposes in respect of the disposition of Shares pursuant to the Offer. See Section 23 of the Circular, "Canadian Federal Income Tax Considerations".

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

        If a Shareholder wishes to deposit Shares pursuant to the Offer and either the certificate(s) representing such Shares are not immediately available or the Shareholder is not able to deliver the certificate(s) and all other required documents to the Depositary before the Expiry Time, those Shares may nevertheless be deposited pursuant to the Offer provided that all of the following conditions are met:

  (a)
  such deposit is made by or through an Eligible Institution;

  (b)
  this Notice of Guaranteed Delivery (or a manually signed facsimile hereof), properly completed and duly executed, including a guarantee to deliver by an Eligible Institution in the form set out below, is received by the Depositary before the Expiry Time at its office in Toronto, Ontario listed in this Notice of Guaranteed Delivery;

  (c)
  the certificate(s) representing all deposited Shares, and, if the Separation Time has occurred before the Expiry Time and certificates representing SRP Rights ("Rights Certificates") have been distributed to Shareholders before the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, together with a Letter of Transmittal (or a manually signed facsimile hereof), properly completed and duly executed with signatures guaranteed if so required in accordance with the Letter of Transmittal and all other documents required by the Letter of Transmittal, are received by the Depositary at any of its offices listed in the Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date; and

  (d)
  in the case of SRP Rights where the Separation Time has occurred before the Expiry Time but Rights Certificates have not been distributed to Shareholders before the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, together with the Letter of Transmittal (or a manually signed facsimile hereof), properly completed and duly executed with signatures guaranteed if so required in accordance with the Letter of Transmittal and all other documents required by the Letter of Transmittal are received by the Depositary at any of its offices listed in the Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after Rights Certificates are distributed to Shareholders.

        This Notice of Guaranteed Delivery must be delivered by hand or courier or transmitted by facsimile or mailed to the Depositary at its office in Toronto, Ontario listed in this Notice of Guaranteed Delivery and must include a guarantee by an Eligible Institution in the form set forth in this Notice of Guaranteed Delivery.

        An "Eligible Institution" means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP), or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers, Inc. or banks or trust companies in the United States.

        The undersigned understands and acknowledges that payment for Shares tendered pursuant to the Letter of Transmittal will be made only after timely receipt by the Depositary of (i) certificate(s) representing all deposited Shares and if the Separation Time has occurred before the Expiry Time and Rights Certificates have been distributed to Shareholders before the Expiry Time, Rights Certificates, and a Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any signatures guaranteed, if so required, and all other documents required by the Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs; and (ii) in the case of SRP Rights where the Separation Time has occurred before the Expiry Time but Rights Certificates have not been distributed to Shareholders before the Expiry Time, Rights Certificates and a Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any signatures guaranteed, if so required, and all other documents required by the Letter of Transmittal before 5:00 p.m. on the third trading day on the TSX after the Rights Certificates are distributed to Shareholders. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Shares on the purchase price of Shares purchased by the Offeror, regardless of any delay in making such payment, and that the consideration for Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for Shares delivered to the Depositary before the Expiry Time, even if the certificate(s) representing all deposited Shares and Rights Certificates, if applicable, to be delivered pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer, "Manner of Acceptance — Procedure for Guaranteed Delivery", are not so delivered to the Depositary and, therefore, payment by the Depositary on account of such Shares is not made until after the take-up and payment of the Shares pursuant to the Offer.

        All authority conferred, or agreed to be conferred, by this Notice of Guaranteed Delivery may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by Laws, survive the death or incapacity, bankruptcy or insolvency or the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

TO:	YAMANA GOLD INC.
AND TO:	KINGSDALE SHAREHOLDER SERVICES INC., as Depositary

By Mail:	By Registered Mail, by Hand or by Courier:	By Facsimile Transmission:
The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2 Canada	The Exchange Tower 130 King Street West, Suite 2950, Toronto, Ontario M5X 1E2 Canada	(416) 867-2271 or 1-866-545-5580

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATES TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES THE LETTER OF TRANSMITTAL AND ACCOMPANYING CERTIFICATE(S) MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO, ONTARIO WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

        DO NOT SEND CERTIFICATES REPRESENTING MERIDIAN COMMON SHARES OR SRP RIGHTS, WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH CERTIFICATES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

        The undersigned hereby deposits with the Offeror, upon the terms and conditions set forth in the Offer and Circular and the related Letter of Transmittal, receipt of which is hereby acknowledged, the Shares listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer, "Manner of Acceptance — Procedure for Guaranteed Delivery".

BOX 1

MERIDIAN COMMON SHARES

Certificate Number(s)	Name(s) in which Registered (please print)	Number of Common Meridian Shares Represented by Certificate	Number of Meridian Common Shares Deposited*

Total:

SRP RIGHTS** (To be completed if necessary)

Certificate Number(s)	Name(s) in which Registered (please print)	Number of SRP Rights Represented by Certificate	Number of SRP Rights Deposited*

Total:

*Unless otherwise indicated, the total number of Shares and SRP Rights evidenced by all certificates delivered will be deemed to have been deposited.
**The following procedures must be followed in order to effect the valid delivery of certificates representing SRP Rights ("Rights Certificates"): (i) if the Separation Time under the Shareholder Rights Plan has not occurred prior to the Expiry Time and Rights Certificates have not been distributed by Meridian, a deposit of Meridian Common Shares by the undersigned will also constitute a deposit of the associated SRP Rights; (ii) if Rights Certificates have been distributed by Meridian and received by the undersigned prior to the time the undersigned deposits Meridian Common Shares pursuant to the Offer, Rights Certificate(s) representing SRP Rights equal in number to the number of Meridian Common Shares deposited must be delivered with the certificate(s) representing the Meridian Common Shares; or (iii) if the Separation Time occurs and Rights Certificates are not distributed by the time the undersigned deposits its Meridian Common Shares pursuant to the Offer, the undersigned may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure. Note that in any case, a deposit of Meridian Common Shares constitutes an agreement by the undersigned to deliver Rights Certificate(s) equal in number to the number of deposited Meridian Common Shares to the Depositary on or before the third trading day on the TSX after the date, if any, that any Rights Certificates are distributed. The Offeror reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary receives from the undersigned, prior to taking up the Meridian Common Shares for payment pursuant to the Offer, Rights Certificate(s) representing SRP Rights equal in number to the Meridian Common Shares deposited by the undersigned.

(Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the above form.)

Signature(s) of Shareholder(s)	Address(es)

Name (please print or type)

Date	Zip Code/Postal Code

Daytime Telephone Number

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, guarantees delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the Shares deposited hereby in proper form for transfer, together with the Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any required signature guarantees, covering the deposited Shares and all other documents required by the Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs.

Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address of Firm	Name (please print or type)

Title

Zip Code/Postal Code	Date

Area Code and Telephone Number

DO NOT SEND CERTIFICATES REPRESENTING MERIDIAN COMMON SHARES OR SRP RIGHTS WITH THIS FORM. SUCH CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

Any questions and requests for assistance may be directed to
Kingsdale Shareholder Services Inc. and the Dealer Managers for the Offer
at the telephone numbers and location set out below:

The Exchange Tower
130 King Street West, Suite 2950, P.O. Box 361
Toronto, Ontario
M5X 1E2

North American Toll Free Phone:
1-866-879-7644
Email: contactus@kingsdaleshareholder.com
Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272

The Dealer Managers for the Offer May be Contacted at
the Following Telephone Numbers and Location:

In Canada:	In the United States:

Genuity Capital Markets Scotia Plaza, Suite 4900 40 King Street West, PO Box 1007 Toronto, ON M5H 3Y2	Genuity Capital Markets USA Corp. 717 Fifth Avenue, Suite 1403 New York, New York 10022
Telephone: 416-603-6000 Toll Free: 877-603-6001 Fax: 416-603-3099	Telephone: 212.644.0001 Fax: 212.644.1341

Canaccord Capital Corporation BCE PLACE 161 Bay Street, Suite 2900 P.O. Box 516 Toronto, ON Canada M5J 2S1 Telephone: (416) 869-7368 Toll Free (Canada): 1-800-382-9280 Toll Free (US): 1-800-896-1058	Canaccord Adams Inc. 99 High Street, Suite 1200 Boston, MA 02110 United States Telephone: (617) 371-3900 Toll Free: 1-800-225-6201 Fax: (617) 371-3798

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EXHIBIT 1.3
WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY